UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLEASE CAST YOUR VOTE TODAY

SHAREHOLDER MEETING ADJOURNED

Allianz Global Investors Multi-Style Fund

1345 Avenue of the Americas

New York, New York 10105

April 15, 2009

Dear Shareholder:

As you may know, a Meeting of Shareholders of Allianz Global Investors Multi-Style Fund (the “Fund”) convened as scheduled on April 14, 2009. We regret to inform you that your Fund did not receive sufficient votes to pass the proposal. As a result the Shareholder Meeting has been adjourned to Friday, April 24, 2009 at 4 p.m. Eastern Standard Time. Your vote is important no matter how many shares you own. We urge you to act promptly so that we can obtain a sufficient number of votes and avoid the costs of additional adjournment and solicitation. The Trustees of the Fund recommend that Shareholders of the Fund vote FOR approval of the proposed reorganization.

OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED. IF YOU ARE NOT PLANNING TO ATTEND THE MEETING, PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Another copy of your proxy card is enclosed for your convenience. Should you have any questions regarding the proposal, please call 1-800-591-6309 and ask for ext. 5943.

To vote your shares, the following voting options have been set up for your convenience.

1. Vote by Touch-tone Phone. Cast your vote by calling the touchtone phone number attached to the enclosed proxy card.

2. Vote Through the Internet. You may cast your vote using the internet by logging on to the internet address located on the enclosed proxy card and following the instructions on the website.

3. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage paid return envelope provided.

Again, please do not hesitate to call toll-free 1-800-591-6309 and ask for ext. 5943 if you have any questions regarding this Shareholder Meeting.

No matter how many shares you own, your vote is important. Thank you for your assistance with this important matter.

DON’T HESITATE, PLEASE VOTE TODAY.

Sincerely,

E. Blake Moore, Jr.
President

OBO-